UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     November 9, 2004
                                                --------------------------


                             SOMANETICS CORPORATION
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             (Exact name of registrant as specified in its charter)

      Michigan                         0-19095                  38-2394784
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(State or other jurisdiction         (Commission               (IRS Employer
of incorporation)                    File Number)            Identification No.)


1653 East Maple Road, Troy, Michigan                            48083-4208
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code       (248) 689-3050
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


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Item 1.01.   Entry into a Material Definitive Agreement

         On November 9, 2004, our Compensation Committee recommended, and our Board of Directors adopted, the 2005 Incentive Compensation Plan for all of our non-commissioned officers and non-commissioned, full-time employees selected to participate in the plan by our Compensation Committee, including all of our executive officers.

         Half of the potential bonuses under the plan are based on our revenues, determined and payable quarterly ("Part A"). The quarterly bonus will equal (1) the percentage of our year-to-date revenues compared to our sales plan, (2) multiplied by a factor, (3) multiplied by the employee's salary, (4) multiplied by a "pay-out rate", and (5) multiplied by .125 (i.e., one-half of the potential bonus, divided among the four quarters). No bonus is payable for revenues less than 85% of the sales plan. Payments are made for "catching up" if the percentage of our year-to-date revenues compared to our sales plan increases during the year. The formula requires an improvement in revenues for every quarter.

         The factors range from .50 for revenues from 85% to 90% of the sales plan to 1.25 for revenues in excess of 110% of the sales plan. The factor equals
1.00 for revenues equal to 100% of the sales plan. Pay-out rates range from 10% to 75% depending on the employee. Bonuses based on sales in excess of 100% of the sales plan are paid after the end of the fiscal year.

         The other half of the bonuses under the plan is based on pre-defined objectives for each employee, which were weighted according to level of importance ("Part B"). This half of the bonus equals (1) the percentage of objectives achieved, (2) multiplied by the employee's salary, (3) multiplied by the "pay-out rate", (4) multiplied by .5 (i.e., half of the total potential bonus), (5) multiplied by the percentage of our year-to-date revenues compared to our sales plan, and (6) multiplied by the percentage of our net income compared to our net income plan. This formula requires an improvement in sales and in net income.

         Our Chief Executive Officer, for non-executive officers, and the Compensation Committee retain discretion to increase or decrease performance bonuses under Part B. Our Compensation Committee also reserves the right to pay bonuses to participants in this plan beyond those, if any, called for by this plan or less than those called for by this plan or to defer payment of bonuses based on our cash position at the time of the planned payout. Officers and employees must be a full-time employee in good standing at the time of actual payment to receive payments under this plan.

Item 9.01.   Financial Statements and Exhibits

Exhibit                                  Description
-------                                  -----------
10.1 Somanetics Corporation 2005 Incentive Compensation Plan, dated as of November 9, 2004.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 12, 2004                 SOMANETICS CORPORATION
                               -------------------------------------------------
                                               (Registrant)

                                By:        /s/ Mary Ann Victor
                                   ---------------------------------------------
                                           Mary Ann Victor

                                    Its:   Vice President of Communications and
                                        ----------------------------------------
                                           Administration and Secretary
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                                  EXHIBIT INDEX

Exhibit                                 Description
-------                                 -----------

10.1 Somanetics Corporation 2005 Incentive Compensation Plan, dated as of November 9, 2004.






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